Press Contact: Tom Rodak Marketing and Communications Manager (765)771-5535	Investor Relations: (765)771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
Fourth Quarter and Year-To-Date Results
LAFAYETTE, Ind. — February 12, 2007 — Wabash National Corporation (NYSE: WNC) today announced results for the three and twelve month periods ended December 31, 2006. Net sales for the quarter were $354 million compared to $341 million for the same period last year. Net loss for the quarter was $5 million or $0.16 per diluted share, compared to net income of $20 million or $0.55 per diluted share for the year ago period. For the twelve months ended December 31, 2006, net sales were $1,312 million compared to $1,214 million for 2005. Net income for the twelve months of 2006 totaled $9 million or $0.30 per diluted share, compared to $111 million or $3.06 per diluted share for the prior year. Results in the 2006 quarter and year-to-date periods included a non-cash goodwill impairment charge in our retail business of $15 million and the reversal of a valuation allowance of deferred tax assets amounting to $5 million. Results in the 2005 quarter and year-to-date periods included reversals of a valuation allowance for deferred tax assets amounting to $1 million and $37 million, respectively.
Commenting, Dick Giromini, President and Chief Executive Officer, stated, “2006 was a year of transition and challenges. The organization was faced with continued commodity cost increases, competitive pricing pressures, the integration of an acquisition, implementation of an automated production line, and starting up an ERP system. While we have made significant progress, it is not yet reflected in our current operating results. We enter 2007 a more fundamentally sound organization that is well positioned to reap the rewards of our efforts.”
“However, the weak freight environment in the latter part of 2006 has fleets approaching trailer purchases cautiously and we expect a slow start for 2007,” Giromini added.
“Recent quote and order activity, while in line with seasonal patterns, was weaker than that of the prior year. The December 31, 2006 backlog amounts to $512 million, including $28 million flatbeds, compared to $516 million at December 31, 2005. We continue to have great success in diversifying our customer base with over 550 new accounts closed in 2006.”

Wabash National Corporation will conduct a conference call to review and discuss its fourth quarter results on Tuesday, February 13, 2007, at 9:00 a.m. EST. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through May 8, 2007.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle® brand names. The company operates two wholly owned subsidiaries: Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S. and Canada.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
###

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
NET SALES	$354,199	$340,789	$1,312,180	$1,213,711
COST OF SALES	325,882	306,866	1,207,687	1,079,196

Gross profit	28,317	33,923	104,493	134,515
GENERAL AND ADMINISTRATIVE EXPENSES	14,159	9,802	51,157	39,301
SELLING EXPENSES	4,624	3,448	15,070	15,220
IMPAIRMENT OF GOODWILL	15,373	—	15,373	—

Income (Loss) from operations	(5,839)	20,673	22,893	79,994
OTHER INCOME (EXPENSE):
Interest expense	(1,758)	(1,542)	(6,921)	(6,431)
Foreign exchange gains and losses, net	(49)	(15)	(77)	231
Other, net	530	(716)	407	262

Income (Loss) before income taxes	(7,116)	18,400	16,302	74,056
INCOME TAX (BENEFIT) EXPENSE	(2,163)	(1,295)	6,882	(37,031)

Net income (loss)	$(4,953)	$19,695	$9,420	$111,087

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045	$0.18	$0.18

BASIC NET INCOME (LOSS) PER SHARE	$(0.16)	$0.63	$0.30	$3.57

DILUTED NET INCOME (LOSS) PER SHARE	$(0.16)	$0.55	$0.30	$3.06

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(4,953)	$19,695	$9,420	$111,087
Foreign currency translation adjustment	(226)	96	617	649

NET COMPREHENSIVE INCOME (LOSS)	$(5,179)	$19,791	$10,037	$111,736

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended
2006
Net Sales	$327,324	$46,651	$(19,776)	$354,199
Income (Loss) from Operations	$9,691	$(15,579)	$49	$(5,839)
2005
Net Sales	$293,573	$59,360	$(12,144)	$340,789
Income from Operations	$17,823	$484	$2,366	$20,673
Twelve months ended
2006
Net Sales	$1,197,683	$191,463	$(76,966)	$1,312,180
Income (Loss) from Operations	$36,782	$(13,487)	$(402)	$22,893
2005
Net Sales	$1,071,357	$245,292	$(102,938)	$1,213,711
Income from Operations	$75,385	$2,827	$1,782	$79,994

	Three Months Ended		Twelve Months Ended
	December 31,		December 31 ,
	2006	2005	2006	2005
Basic net income (loss) per share:
Net income (loss) applicable to common stockholders	$(4,953)	$19,695	$9,420	$111,087

Weighted average common shares outstanding	30,968	31,194	31,102	31,139

Basic net income (loss) per share	$(0.16)	$0.63	$0.30	$3.57

Diluted net income per share:
Net income applicable to common stockholders		$19,695	$9,420	$111,087
After-tax equivalent of interest on convertible notes		1,235	—	4,914

Diluted net income applicable to common stockholders		$20,930	$9,420	$116,001

Weighted average common shares outstanding		31,194	31,102	31,139
Dilutive stock options/shares		165	189	276
Convertible notes equivalent shares		6,563	—	6,542

Diluted weighted average common shares outstanding		37,922	31,291	37,957

Diluted net income (loss) per share	$(0.16)	$0.55	$0.30	$3.06

Diluted per share amounts in the 2006 periods exclude the effect of the convertible notes as it would be anti-dilutive.

WABASH NATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,885	$67,437
Accounts receivable, net	110,462	131,671
Inventories	133,133	108,044
Deferred income taxes	26,650	40,550
Prepaid expenses and other	4,088	8,897

Total current assets	304,218	356,599

PROPERTY, PLANT AND EQUIPMENT, net	129,325	131,561

EQUIPMENT LEASED TO OTHERS, net	1,302	7,646

DEFERRED INCOME TAXES	—	3,050

GOODWILL	66,692	33,018

INTANGIBLE ASSETS	35,998	2,116

OTHER ASSETS	18,948	14,663

	$556,483	$548,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	90,632	$84,147
Current maturities of long-term debt	—	500
Other accrued liabilities	58,706	58,751

Total current liabilities	149,338	143,398

LONG-TERM DEBT, net of current maturities	125,000	125,000

DEFERRED INCOME TAXES	1,556	—

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	2,634	1,553

STOCKHOLDERS’ EQUITY	277,955	278,702

	$556,483	$548,653

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,420	$111,087
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	20,598	15,547
Net (gain) loss on the sale of assets	(796)	344
Deferred income taxes	7,744	(37,347)
Excess tax benefits from exercised stock-based compensation	(352)	—
Stock-based compensation	3,978	1,547
Impairment of goodwill	15,373	—
Changes in operating assets and liabilities:
Accounts receivable	26,141	(43,565)
Finance contracts	1,497	3,623
Inventories	(20,332)	(13,704)
Prepaid expenses and other	1,716	(141)
Accounts payable and accrued liabilities	(15,649)	12,395
Other, net	2,431	714

Net cash provided by operating activities	51,769	50,500
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,931)	(30,880)
Acquisition, net of cash required	(69,307)	—
Proceeds from the sale of property, plant and equipment	7,121	11,736

Net cash used in investing activities	(75,117)	(19,144)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	762	3,755
Excess tax benefits from stock-based compensation	352	—
Borrowings under revolving credit facilities	243,313	15,414
Payments under revolving credit facilities	(243,313)	(15,414)
Payments under long-term debt obligations	(500)	(2,000)
Repurchase of common stock	(9,164)	(3,366)
Common stock dividends paid	(5,654)	(4,236)

Net cash used in financing activities	(14,204)	(5,847)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(37,552)	25,509
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,437	41,928

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,885	$67,437